                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2)

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Avnet,Inc.
                 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                                  AVNET, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------
                      TO BE HELD MONDAY, NOVEMBER 23, 1998

TO ALL SHAREHOLDERS OF AVNET, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AVNET, INC., a New York corporation ("Avnet"), will be held at The Omni Berkshire Place, 21 East 52nd Street, New York, New York, on Monday, November 23, 1998 at 9:30 A.M., Eastern Standard Time, for the following purposes:

        1. To elect nine directors to serve until the next Annual Meeting and until their successors have been elected and qualified.

        2. To consider a proposal to authorize an amendment to the Avnet Employee Stock Purchase Plan, increasing the number of shares of Common Stock reserved for sale under the Plan from 500,000 to 1,000,000.

        3. To ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the books of Avnet for the fiscal year ending July 2, 1999.

        4. To take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 5, 1998 as the record date for the Annual Meeting. Only holders of record of shares of Avnet's Common Stock at the close of business on such date shall be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.
                                                 By Order of the Board of
                                                 Directors

                                                 DAVID R. BIRK
                                                 Secretary

October 9, 1998

                                  AVNET, INC.

                             2211 SOUTH 47TH STREET
                             PHOENIX, ARIZONA 85034
                            ------------------------

                                PROXY STATEMENT
                             DATED OCTOBER 9, 1998
                            ------------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 23, 1998

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avnet, Inc. ("Avnet") for use at the Annual Meeting of Shareholders to be held on November 23, 1998, and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. A form of proxy is enclosed herewith. Any shareholder who executes and returns the proxy may revoke such proxy by written notice of revocation, provided it is received by the Secretary of Avnet at the address set forth above at any time prior to the Annual Meeting, by submission at such address of another proxy bearing a later date, or by voting in person at the Annual Meeting. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to shareholders is October 9, 1998.

     Only holders of record of outstanding shares of Avnet's Common Stock, par value $1.00 per share (the "Common Stock") at the close of business on October 5, 1998 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share held of record. The aggregate number of shares of Avnet's Common Stock outstanding (net of treasury shares) at October 5, 1998 was 36,346,153, comprising all of Avnet's capital stock outstanding as of that date.

                             ELECTION OF DIRECTORS

     Nine directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote each properly signed and returned proxy (unless otherwise directed by the shareholder executing such proxy) for the election as directors of Avnet of the nine persons listed below. Each of such persons has consented to being named herein and to serve if elected. All of the nominees, other than Lawrence W. Clarkson, were elected directors at the Annual Meeting of Shareholders held on November 19, 1997.

     Directors will be elected by a plurality of the votes properly cast (in person or by proxy) at the Annual Meeting. Thus, shareholders who do not vote, or who withhold their vote from one or more nominees below and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the Annual Meeting. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this proxy statement has been transmitted to the beneficial owners at least fifteen (15) days before the Annual Meeting.

     In case any of the nominees below should become unavailable for election for any presently unforeseen reason, the persons named in the enclosed form of proxy will have the right to use their discretion to vote for a substitute or to vote for the remaining nominees and leave a vacancy on the Board of Directors. Under the By-Laws of Avnet, any such vacancy may be filled by a majority vote of the directors then in office or by the shareholders at any meeting thereof. Avnet's By-Laws also empower the Board of Directors to fix the number of directors from time to time.

     The information set forth below as to the age, principal occupations and other directorships of each nominee has been furnished to Avnet by such nominee.

                                       YEAR FIRST       PRINCIPAL OCCUPATIONS DURING
                                       ELECTED A           LAST FIVE YEARS; OTHER
             NAME                AGE    DIRECTOR    CURRENT PUBLIC COMPANY DIRECTORSHIPS
             ----                ---   ----------   ------------------------------------
Eleanor Baum(a)(b).............  58       1994      Dean of the School of Engineering of
                                                    The Cooper Union, New York, NY; also
                                                    a Director of Allegheny Energy
                                                    Corporation and U.S. Trust Company.
                                                    President of the Accreditation Board
                                                    for Engineering and Technology
                                                    (1997-1998); Chairman, New York
                                                    Academy of Sciences; President of
                                                    the American Society for Engineering
                                                    Education (1995-1996) and
                                                    Commissioner of the Engineering
                                                    Workforce Commission (1991 to
                                                    present).
J. Veronica Biggins(b)(d)......  51       1997      Partner (since March 1995) at
                                                    Heidrick & Struggles, an executive
                                                    search firm; also a Director of
                                                    National Data Corporation and
                                                    Cameron Ashley Building Products,
                                                    Inc. Chairman of the Czech and
                                                    Slovak American Enterprise
                                                    Development Fund, which is funded by
                                                    the U. S. Government SEED Act;
                                                    Assistant to the President of the
                                                    United States and Director of
                                                    Presidential Personnel at the White
                                                    House (from January 1994 until
                                                    February 1995), and an Executive
                                                    Vice President of NationsBank (with
                                                    the bank from June 1974 through
                                                    January 1994).

                                       YEAR FIRST       PRINCIPAL OCCUPATIONS DURING
                                       ELECTED A           LAST FIVE YEARS; OTHER
             NAME                AGE    DIRECTOR    CURRENT PUBLIC COMPANY DIRECTORSHIPS
             ----                ---   ----------   ------------------------------------
Joseph F. Caligiuri(b)(c)......  70       1992      Executive Vice President (retired
                                                    April 1993) of Litton Industries,
                                                    Inc., a technology-based company
                                                    providing resource exploration
                                                    services, industrial automation
                                                    systems and advanced electronic and
                                                    defense systems to the United States
                                                    and world markets; also a Director
                                                    of The Titan Corporation and
                                                    Intracel Corporation.
Lawrence W. Clarkson...........  60         --      Senior Vice President of The Boeing
                                                    Company since April 1994, and
                                                    President, Boeing Enterprises since
                                                    January 1997, a manufacturer of
                                                    aerospace, aviation and defense
                                                    products; Senior Vice President of
                                                    Planning and International
                                                    Development of The Boeing Company
                                                    (1994-1997); Vice President of
                                                    Planning and International
                                                    Development (1992-1994). Director of
                                                    Atlas Air and Interturbine, a
                                                    private freight airline company;
                                                    Director of the U.S.-China Business
                                                    Council and the National Association
                                                    of Manufacturers. Chairman of the
                                                    U.S. Pacific Basin Economic Council
                                                    and the National Center for Asia
                                                    Pacific Economic Cooperation and
                                                    Vice Chairman of The National Bureau
                                                    of Asian Research.

                                       YEAR FIRST       PRINCIPAL OCCUPATIONS DURING
                                       ELECTED A           LAST FIVE YEARS; OTHER
             NAME                AGE    DIRECTOR    CURRENT PUBLIC COMPANY DIRECTORSHIPS
             ----                ---   ----------   ------------------------------------
Ehud Houminer(a)(b)............  58       1993      Professor and Executive-in-
                                                    Residence since July 1991 at
                                                    Columbia Business School, Columbia
                                                    University, New York, NY and (since
                                                    January 1996) a principal of Lear,
                                                    Yavitz and Associates, a management
                                                    consulting firm; previously an
                                                    executive of Philip Morris Companies
                                                    Inc. (December 1988 until September
                                                    1990) and consultant to Bear Stearns
                                                    & Co., Inc. (February 1992 through
                                                    March 1995); also a Director of
                                                    various Dreyfus mutual funds, and of
                                                    Supersol Ltd.
Salvatore J.                     67       1982      Chairman and CEO (since May 1996) of
  Nuzzo(a)(b)(c)(d)............                     Datron Inc., a manufacturer of
                                                    aerospace and defense products; also
                                                    Chairman of the Board (since March
                                                    1994) of Marine Mechanical Corp., a
                                                    manufacturer of defense products.
                                                    Chairman of the Board of SL
                                                    Industries, Inc., a manufacturer of
                                                    industrial/communications products
                                                    (March 1988 to May 1998); also
                                                    Director of Gitchner Systems Group,
                                                    Inc. Prior to March 1994, Chairman
                                                    of the Board (from March 1991) and
                                                    Chief Executive Officer (from March
                                                    1991 until December 1992) of
                                                    Technautics Corporation, a
                                                    manufacturer of defense/aerospace
                                                    products.

                                       YEAR FIRST       PRINCIPAL OCCUPATIONS DURING
                                       ELECTED A           LAST FIVE YEARS; OTHER
             NAME                AGE    DIRECTOR    CURRENT PUBLIC COMPANY DIRECTORSHIPS
             ----                ---   ----------   ------------------------------------
Frederic Salerno(b)(c)(d)......  55       1993      Senior Executive Vice President &
                                                    CFO/Strategy & Business Development
                                                    and a Director of Bell Atlantic
                                                    (since August 1997); previously
                                                    Director and Vice Chairman of the
                                                    Board of NYNEX Corporation, a
                                                    telecommunications company (from
                                                    March 1991 to July 1997) and
                                                    President of NYNEX Corporation's
                                                    Worldwide Services Group (from March
                                                    1991 to March 1994); also a Director
                                                    of Bear Stearns & Co., Inc., Telecom
                                                    Asia (an affiliate of NYNEX), Viacom
                                                    Inc. and Keyspan Corp.
Roy Vallee(b)(d)...............  46       1991      Chairman of the Board and Chief
                                                    Executive Officer of Avnet since
                                                    June 1998; prior thereto, Vice
                                                    Chairman of the Board (November 1992
                                                    to June 1998) and President and
                                                    Chief Operating Officer of Avnet
                                                    (March 1992 to June 1998); prior to
                                                    March 1992, Senior Vice President of
                                                    Avnet and Director of Worldwide
                                                    Marketing of Avnet's Electronic
                                                    Marketing Group.
Frederick S.                     70       1992      Consultant to General Dynamics
  Wood(a)(b)(c)(d).............                     Corporation, a supplier to the
                                                    United States Defense Department and
                                                    the aerospace industry.

---------------
(a) Member of the Audit Committee.
(b) Member of the Executive Committee.
(c) Member of the Executive Incentive and Compensation Committee.
(d) Member of the Nominating Committee.

THE BOARD OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

     Avnet's Board of Directors held eight meetings during fiscal 1998: the annual organizational meeting (which occurs shortly after the Annual Meeting of Shareholders) and seven additional meetings. The Board of Directors has appointed committees, including an Audit Committee, an Executive Incentive and Compensation Committee, a Nominating Committee and an Executive Committee, to carry out certain particular responsibilities.

     The Audit Committee is charged with maintaining communication between the full Board and Avnet's independent public accountants, reviewing the status of the annual audit prior to its completion and determining the nature and extent of any problems warranting consideration by the full Board, reviewing any disagreements that have not been resolved to the satisfaction of both management and the independent public accountants, and evaluating the adequacy and effectiveness of Avnet's internal accounting controls and reporting to the full Board with respect thereto. The Audit Committee also reviews quarterly financial statements. The Audit Committee met five times in fiscal 1998.

     The Executive Incentive and Compensation Committee administers Avnet's stock option plans and Incentive Stock Program and is responsible for reviewing and approving the compensation of the Chief Executive Officer, the four other most highly paid executive officers and any other executives whose total cash compensation is greater than $500,000 per year. The Executive Incentive and Compensation Committee met four times in fiscal 1998.

     The Nominating Committee is charged with considering, screening and recommending to the Board of Directors appropriate candidates for nomination to be elected and/or re-elected as directors of Avnet by the shareholders of Avnet or for election by the Board of Directors between shareholder meetings. The Nominating Committee will consider recommendations only from persons solicited by the Committee. The Nominating Committee met twice in fiscal 1998.

     The Executive Committee is charged with the authority of the full Board and, between meetings of the Board, is authorized to exercise the powers of the Board in the management of the business affairs of Avnet subject to limitations prescribed by law. The Executive Committee met two times in fiscal 1998.

     During fiscal 1998, each incumbent director attended at least 75% of the combined number of meetings of the Board and of the committees (if any) on which such director served.

COMPENSATION OF DIRECTORS

     Directors of Avnet who are also officers or employees of Avnet do not receive any special or additional remuneration for service on the Board of Directors or any of its committees. Each non-employee director elected for the first time prior to January 1997 receives an annual retainer fee of $15,000 for serving on the Board and each non-employee director elected for the first time in or after January 1997 (currently only Ms. Biggins) receives an annual retainer fee of $20,000 for serving on the Board. In addition, each non-employee director receives an annual retainer fee of $3,000 for each committee on which he or she serves, and an additional $3,000 for each committee on which he or she serves as chairman. The maximum aggregate annual fee for a non-employee director elected for the first time prior to January 1997 is $24,000, and the maximum aggregate annual fee for a non-employee director elected for the first time in or after January 1997 is $29,000. Each non-employee director is also paid $1,000 per meeting for each meeting of the Board attended by such director. In addition, under the Outside Directors' Stock Bonus Plan, non-employee directors are awarded 300 shares of Avnet Common Stock upon their re-election each year, or such lesser number having a value at the time of delivery not exceeding $24,000.

     Under the Avnet Deferred Compensation Plan for Outside Directors, all fees payable in cash, other than meeting fees, to a non-employee director of Avnet during a plan year for service as a member of the Board of Directors or any committees thereof, may be deferred in the form of cash or in Common Stock equivalent "phantom share units" or "PSUs". Fees deferred in the form of PSUs are translated monthly into PSUs by dividing the amount of fees deferred by the average market value of a share of Common Stock on the New York Stock Exchange for the five trading days ending on the date when the fees would otherwise have been paid. Compensation deferred as cash is credited at the end of each calendar month with interest at a rate corresponding to the rate of interest on U.S. Treasury 10-year notes on the first day of that calendar month. Compensation deferred under the Plan, and additional PSUs or interest credited thereon, will be payable to a director (i) upon cessation of membership on Avnet's Board of Directors in ten annual installments or, at the director's election (which must be made within twenty-four (24) months prior to the date on which the director ceases to be a member of the Board), in annual installments not exceeding ten or in a single lump sum or (ii) upon a change in control of Avnet, in a single lump sum. PSUs are payable in Common Stock with cash payment made for fractional shares. In the event of the death of a director before receipt of all required payments, all remaining payments shall be made to the director's designated beneficiary.

     In May 1996, the Board of Directors terminated the Retirement Plan for Outside Directors of Avnet, Inc. (the "Retirement Plan") with respect to outside directors elected for the first time after May 21, 1996. Therefore, while members of the Board of Directors as of May 21, 1996 still accrue benefits under the Retirement Plan, Board members elected for the first time thereafter (currently only Ms. Biggins) are not eligible to participate in the Retirement Plan. The Retirement Plan provides retirement income for eligible directors who are not officers, employees or affiliates (except by reason of being a director) of Avnet (the "Outside Directors"). The Retirement Plan entitles any eligible Outside Director who has completed six years or more of active service to an annual cash retirement benefit equal to the annual retainer fee (including committee fees) during the Outside Director's last year of active service, payable in equal monthly installments for a period of from two to ten years depending on length of service, with payments beginning on the date which is the later of such director's 65th birthday or his or her retirement date. The Retirement Plan also provides for automatic retirement of Outside Directors at age 72 or, in the case of Outside Directors serving on the Board on the Retirement Plan's effective date (July 1, 1992), age 75. The surviving spouse of any deceased Outside Director is entitled to 50% of any remaining unpaid retirement benefit.

     Avnet had a consulting agreement with David Shaw, a former executive officer of Avnet who is currently a director of Avnet but who is not standing for reelection. Under this agreement, which expired on June 30, 1998, Mr. Shaw was paid $50,000 in fiscal 1998 for performing consulting and advisory services, and also received certain medical insurance benefits.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND OTHERS

     The following table sets forth information with respect to the Common Stock beneficially owned at August 31, 1998 by (a) the only persons which, to Avnet's knowledge, are the beneficial owners of more than 5% of the outstanding Common Stock, (b) each current director and director nominee of Avnet, (c) each of the executive officers named in the Summary Compensation Table set forth on page 13, and (d) all current directors, director nominees and executive officers as a group. Except where specifically noted in the table, all the shares listed for a person or the group are directly held by such person or group members, with sole voting and dispositive power. The table does not reflect undelivered awards of restricted stock under the Avnet Incentive Stock Program, which stock cannot be voted prior to delivery. Also, the table does not include PSUs held for the account of non-employee directors under the Deferred Compensation Plan for Outside Directors (see "Compensation of Directors" above).

                                                                AMOUNT AND
                                                           NATURE OF BENEFICIAL     PERCENT OF
                          NAME                                  OWNERSHIP             CLASS*
                          ----                             --------------------    -------------
Sanford C. Bernstein & Co. Inc.(1).......................       4,056,391             11.16%
Goldman, Sachs & Co. and The Goldman Sachs Group,
  L.P.(2)................................................       2,192,621              6.03%
Eleanor Baum.............................................           1,250
Gerald J. Berkman........................................             300
J. Veronica Biggins......................................             300
Joseph F. Caligiuri......................................           2,350(T,S)
Steven C. Church.........................................           5,352
                                                                   60,250(O)
Lawrence W. Clarkson.....................................             -0-
Ehud Houminer............................................           3,100
Burton Katz..............................................           2,707
                                                                   15,750(O)
Leon Machiz..............................................          10,407
                                                                  262,500(O)
Salvatore J. Nuzzo.......................................           4,100
Frederic Salerno.........................................           3,100
David Shaw...............................................          20,000
Roy Vallee...............................................           2,012
                                                                  295,000(O)
                                                                    6,060(T,S)
Richard R. Ward..........................................           4,265
                                                                   35,375(O)
Keith Williams...........................................           2,517
                                                                   58,750(O)
Frederick S. Wood........................................             300
                                                                    1,300(T)
Directors and executive officers as a group (21
  persons)...............................................          80,381
                                                                    1,300(T)
                                                                    8,410(T,S)
                                                                  877,946(O)
                                                                ---------
                                                                  968,037              2.60%

---------------
 (T) Shares owned by trusts, custodianships and other entities as to which the person has the power to direct voting and disposition.

 (S) Shares as to which the person shares voting and/or dispositive power with others.

 (O) Shares issuable upon exercise of stock options currently exercisable or first becoming exercisable on or prior to December 31, 1998.

   * Less than 1% for each person listed below except as otherwise indicated.

 (1) Sanford C. Bernstein & Co., Inc. ("Bernstein") is a registered investment advisor and broker/dealer, with offices at 767 Fifth Avenue, New York, New York 10153. Information as to the beneficial ownership of Common Stock by Bernstein was obtained from a Schedule 13G dated February 4, 1998, filed by Bernstein with the Securities and Exchange Commission, which disclosed that Bernstein was then the beneficial owner of 4,056,391 shares of Common Stock, including 2,166,269 shares as to which it had sole voting power, 525,671 shares as to which it had shared voting power, and 4,056,391 shares as to which it had sole dispositive power. Such filing further discloses that the shares were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of Avnet, and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

 (2) Goldman Sachs & Co. is a registered investment advisor and broker/dealer, and The Goldman Sachs Group, L.P. is its parent holding company, both with offices at 85 Broad Street, New York, New York 10004 (collectively "Goldman Sachs"). Information as to the beneficial ownership of Common Stock by Goldman Sachs was obtained from a Schedule 13G dated February 14, 1998, filed by Goldman Sachs with the Securities and Exchange Commission, which disclosed that Goldman Sachs was then the beneficial owner of 2,192,621 shares of Common Stock, including 2,078,021 shares as to which it had shared voting power and 2,192,621 as to which it had shared dispositive power. Such filing further discloses that the shares were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the affect of, changing or influencing the control of Avnet, and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Avnet's directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Exchange concerning their ownership of and transactions in Avnet Common Stock; such persons are also required to furnish Avnet with copies of such reports. Based solely on such reports and related information furnished to Avnet, Avnet believes that in fiscal 1998 all such filing requirements were complied with in a timely manner by all directors and executive officers.

COMPENSATION OF AVNET MANAGEMENT

     The following table sets forth information concerning the total compensation during Avnet's last three fiscal years of its Chief Executive Officer and its four other executive officers who had the highest individual aggregates of salary and bonus during Avnet's fiscal year ended June 26, 1998:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                         ANNUAL COMPENSATION       COMPENSATION AWARDS
                                       -----------------------   -----------------------
                                                                 RESTRICTED   SECURITIES
NAME AND                      FISCAL                               STOCK      UNDERLYING      ALL OTHER
PRINCIPAL POSITION             YEAR      SALARY       BONUS      AWARDS(1)    OPTIONS(#)   COMPENSATION(2)
------------------            ------   ----------   ----------   ----------   ----------   ---------------
Leon Machiz,................   1998    $1,000,000   $1,060,000    $238,423          --         $16,589
  Chairman of the Board        1997     1,000,000    1,125,000     275,100     225,000           9,852
  and Chief Executive          1996     1,000,000    1,160,000     205,000          --           8,932
  Officer (retired 6/26/98)
Roy Vallee,.................   1998       600,000      648,000     166,044     100,000           1,256
  Chairman of the Board        1997       600,000      700,000     189,623     100,000           1,048
  and Chief Executive          1996       600,000      724,000     141,040      25,000             953
    Officer
  (effective 6/27/98; prior
  thereto Vice Chairman,
  President and Chief
  Operating Officer)
Steven C. Church,...........   1998       400,000      291,129      82,647      20,000           1,104
  Senior Vice President        1997       360,000      262,260      98,250      20,000             995
                               1996       300,000      241,229      76,875      15,000             920
Burton Katz,................   1998       225,000      339,604      66,368       8,000           1,365
  Senior Vice President        1997       265,000      189,210      68,775      10,000           1,948
                               1996       250,000      158,854      63,550      10,000           1,676
Richard Ward,...............   1998       300,000      223,807      50,089      15,000           2,055
  Senior Vice President        1997       250,000      339,189      49,125      12,000           1,742
                               1996       250,000      161,638      25,625       7,500           1,484

---------------
(1) The dollar values of the restricted stock awards shown in this table are based on the closing price of a share of Common Stock on the date on which the restricted stock awards were made. The number of shares of restricted stock awarded to each person named in the table during fiscal year 1998 was as follows: Mr. Machiz -- 3,808 shares; Mr. Vallee -- 2,652 shares; Mr. Church -- 1,320 shares; Mr. Katz -- 1,060 shares; and Mr. Ward -- 800 shares. These restricted shares vested and will vest in four equal installments in January 1998, 1999, 2000 and 2001; however, as a result of Mr. Machiz's retirement, his previously undelivered restricted shares will be delivered to him in January 1999. A holder of undelivered restricted stock awards is not entitled to receive dividends paid on, or to any other rights of a shareholder with respect to, the Common Stock underlying such awards. The aggregate number of shares of allocated but undelivered restricted stock at Avnet's 1998 fiscal year-end (June 26, 1998) and the value of such shares (based on the closing price of a share of Common Stock on that date) are as follows: Mr. Machiz -- 6,656 shares ($363,584); Mr. Vallee -- 4,607 shares ($251,657); Mr. Church -- 2,365 shares ($129,188);
    Mr. Katz -- 1,805 shares ($98,598); and Mr. Ward -- 1,225 shares ($66,916).

(2) Consists of premiums paid by Avnet for the insurance benefits to the persons named in the table under the executive group life insurance program described on page 17.

OPTIONS

     The following table sets forth information concerning grants of stock options during Avnet's fiscal year ended June 26, 1998 to each of Avnet's executive officers named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                       ----------------------------------------------------------------     POTENTIAL REALIZABLE
                       NUMBER OF    % OF TOTAL                                                VALUE AT ASSUMED
                       SECURITIES     OPTIONS                                              ANNUAL RATES OF STOCK
                       UNDERLYING   GRANTED TO                                                APPRECIATION FOR
                        OPTIONS      EMPLOYEES    EXERCISE    MARKET PRICE                      OPTION TERM
                        GRANTED         IN        PRICE PER     ON DATE      EXPIRATION   ------------------------
NAME                     (#)(1)     FISCAL YEAR     SHARE       OF GRANT        DATE          5%           10%
----                   ----------   -----------   ---------   ------------   ----------   ----------   -----------
Leon Machiz..........        --          --            --            --             --            --            --
Roy Vallee...........   100,000        17.9%       $63.25        $63.25      9/24/2007    $3,978,400   $10,082,100
Steven C. Church.....    20,000         3.6         63.25         63.25      9/24/2007       795,680     2,016,420
Burton Katz..........     8,000         1.4         63.25         63.25      9/24/2007       318,272       806,568
Richard Ward.........    15,000         2.7         63.25         63.25      9/24/2007       596,760     1,512,315

---------------
(1) All of the options granted become exercisable in four equal cumulative installments on each of the first through fourth anniversary dates of the date of grant.

     The following table sets forth information concerning exercises of stock options during fiscal 1998 by each of Avnet's executive officers named in the Summary Compensation Table, and the number and value of options held by them at fiscal year end (June 26, 1998):

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                         SHARES                            OPTIONS AT               IN-THE-MONEY OPTIONS
                       ACQUIRED ON                       FISCAL YEAR END            AT FISCAL YEAR-END(2)
                        EXERCISE        VALUE      ---------------------------   ---------------------------
NAME                       (#)       REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   -----------   -----------   -------------   -----------   -------------
Leon Machiz..........    100,000     $5,281,000      231,250        193,750      $2,932,031     $  833,594
Roy Vallee...........         --             --      232,500        212,500       5,007,813      1,157,813
Steven C. Church.....         --             --       46,500         42,500         814,439        150,939
Burton Katz..........     16,250        537,850        8,750         23,000         100,783        130,626
Richard Ward.........         --             --       24,250         30,250         400,095        129,970

---------------
(1) Value realized is the aggregate market value on the date of exercise of the shares acquired less the aggregate exercise price paid for such shares.

(2) Value of unexercised options is the difference between the aggregate market value of the underlying shares (based on the average of the high and low prices on June 26, 1998 of $54.875 per share) and the aggregate exercise price for such shares.

RETIREMENT BENEFITS AND INSURANCE

     The Avnet Pension Plan (the "Pension Plan") is a defined benefit plan which covers most United States employees of Avnet, including each of the executive officers named in the Summary Compensation Table. The Pension Plan is a type of defined benefit plan commonly referred to as a cash balance plan. A participant's benefit under the Pension Plan is based, in general, on the value of the participant's cash balance account, which is used for record keeping purposes and does not represent any assets of the Pension Plan segregated on behalf of a participant. A participant's cash balance account equals the sum of the present value of his or her accrued benefit under the Pension Plan. The accumulated benefit in a participant's cash balance account is approximately equal to the actuarial present value (using certain actuarial assumptions under the Pension Plan) of a deferred annuity benefit payable at age 65 determined by aggregating 2% of a participant's annual earnings for each year. In general, the Pension Plan defines annual earnings as a participant's base salary, commissions, royalties, annual cash incentive compensation and amounts deferred pursuant to plans described in section 125 or 401(k) of the Internal Revenue Code of 1986, as amended. No benefit is accrued under the Pension Plan for annual earnings exceeding $100,000 in any plan year. There is no offset under the Pension Plan for Social Security or other benefits. The Pension Plan offers participants distributions in the form of various monthly annuity payments. However, in lieu of an annuity form of distribution, a participant who has attained age 65 may elect to receive a cash lump sum distribution equal to the actuarial present value of the participant's accrued benefit under the Pension Plan at age 65. In certain situations, the lump sum distribution option is also available to a participant who has terminated employment with Avnet and has not yet attained age 65.

     The following table sets forth estimated annual retirement benefits payable under the Pension Plan for each of the executive officers of Avnet named in the Summary Compensation Table, assuming that (i) each such executive officer currently under age 65 retires at age 65, (ii) current pensionable remuneration for each such executive officer remains unchanged until retirement, (iii) benefits under the Pension Plan are not altered prior to retirement and (iv) all actuarial costs and expenses of the Pension Plan are paid by the Pension Plan:

                                                                    ESTIMATED
                                                                      ANNUAL
                                                                RETIREMENT BENEFIT
                                                                ------------------
Leon Machiz.................................................         $ 4,070(1)
Roy Vallee..................................................          77,340
Steven C. Church............................................          46,000
Burton Katz.................................................          55,865
Richard Ward................................................          48,866

---------------
(1) This is Mr. Machiz's actual annual benefit accrual as of June 26, 1998. Mr. Machiz previously received lump-sum payments aggregating $1,284,749 representing the present value of his accrued retirement benefits through December 31, 1996, which payments were made pursuant to Section 401(a)(9)(C) of the Internal Revenue Code of 1986, as amended.

     Avnet pays the premiums in respect of an executive group life insurance program which provides for: (1) payment of a death benefit to the designated beneficiary of each participating officer in an amount equal to twice the yearly earnings (including salary and cash incentive compensation) of such officer; (2) payment to Avnet, upon the death of a participating officer, of the amount by which the benefit payable by the insurer under the particular policy exceeds the death benefit payable to such officer's beneficiary; (3) a right to receive from Avnet a supplemental retirement benefit (if the officer has satisfied certain age and service requirements) payable annually (or in a lump sum under certain circumstances) to such officer or his or her beneficiary for ten years in an amount not to exceed 36% of the officer's eligible compensation; and (4) payment to Avnet upon the death of an officer who is receiving or has received supplemental retirement benefits of the full amount payable by the insurer under the particular policy. For purposes of clause (3) in the preceding sentence, the eligible compensation of the executive officers named in the Summary Compensation Table, other than Mr. Machiz, is as follows: Mr.
Vallee -- $1,312,000; Mr. Church -- $656,695; Mr. Katz -- $509,407; and Mr.
Ward -- $556,498. Mr. Machiz will be receiving a lump sum retirement benefit in January 1999 under the terms of the program in the amount of $5,762,946.

     As permitted by Section 726 of the Business Corporation Law of New York, Avnet has in force directors' and officers' liability insurance and corporate reimbursement insurance, written by Federal Insurance Company (a Chubb Company), by Columbia Casualty Co. and by National Union Insurance Company, for the three-year period which commenced on August 1, 1997 at a total cost of $820,000. The policy insures Avnet against losses from claims against its directors and officers when they are entitled to indemnification by Avnet, and insures Avnet's directors and officers against certain losses from claims against them in their official capacities. All duly elected directors and officers of Avnet are covered under this insurance.

EMPLOYMENT CONTRACTS

     Leon Machiz, who served as Chairman of the Board and Chief Executive Officer of Avnet from December 1988, retired from Avnet on June 26, 1998. During fiscal 1998, Mr. Machiz's compensation was governed by the terms of a Restated Employment

Agreement (the "Agreement") entered into between Mr. Machiz and Avnet in June 1996, and which expired with respect to his full time employment on June 26, 1998. Under the terms of the Agreement, Mr. Machiz received a base salary of $1,000,000 and additional compensation equal to $5,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) for fiscal 1998 on a fully-diluted basis exceeded $2.00. Such additional compensation as shown in the bonus column of the Summary Compensation Table was $ 1,060,000 in fiscal 1998 based on Avnet's fiscal 1998 earnings of $4.12 per share (on a fully diluted basis) as adjusted to exclude the effect on net earnings of the amount accrued in fiscal 1998 for Mr. Machiz's incentive compensation and any unusual and/or infrequent items. Pursuant to the Agreement, Mr. Machiz will be retained as a consultant and advisor to Avnet, and be compensated at the rate of $250,000 per annum, for a period of five years through June 26, 2003. The Agreement also provides that Avnet will pay Mr. Machiz for the balance of his lifetime (or to his estate in the event of his death) an annual post-employment benefit of $100,000 (in the event of his death a minimum of $1,000,000) plus certain medical and life insurance benefits. The Agreement was amended in March 1998 (the "Amended Agreement") to further provide that during the five year consulting and advisory period, Mr. Machiz will be provided with a budget of up to $250,000 to provide for costs and expenses related to his consultancy, including, but not limited to charitable contributions which he may recommend to Avnet, and secretarial and other personnel services. The Amended Agreement also provides that in certain events, including a change in control of Avnet, as therein defined, Mr. Machiz may elect to receive a lump sum payment equal to (i) the present value of any remaining consulting payments and (ii) with respect to the annual post-employment benefits, the greater of (x) the present value of $1,000,000 (the guaranteed minimum amount) less the post-employment sums already paid to him (using an annual discount rate of 7%), and (y) an amount equal to the cost to purchase a lifetime annuity from an insurance company to cover such post-employment benefits of $100,000 per year (with a guarantee of $1,000,000 less sums previously paid).

     In September 1997, Roy Vallee, currently Chairman of the Board and Chief Executive Officer, and Avnet entered into an employment agreement ("Employment Agreement"), the term of which became effective on June 27, 1998 and which terminates on June 29, 2001. Pursuant to the Employment Agreement, Mr. Vallee will receive an annual base salary of $750,000 and incentive compensation as follows: (a) a first incentive bonus equal to: (i) $4,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a fully diluted basis for that year exceed $3.00 and are less than or equal to $4.00; (ii) $5,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a fully diluted basis for that year exceed $4.00 and are less than or equal to $5.00; and (iii) $7,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a fully diluted basis for that year exceed $5.00; and (b) a second incentive bonus of $10,000 for each one-tenth of a percent by which Avnet's return on capital exceeds 8%. The foregoing incentive compensation was approved by Avnet's shareholders at the Annual Meeting of Shareholders held on November 19, 1997. In addition, if Mr. Vallee becomes permanently and totally disabled on or prior to June 29, 2001, he will be paid by Avnet through the earlier of the date of cessation of such disability or his death an annual disability benefit of $300,000. The Employment Agreement also provides that Avnet has the option to retain Mr. Vallee as a consultant for up to twenty-four consecutive months immediately following termination of Mr. Vallee's Employment Agreement or his employment with Avnet, during which time he will be compensated at an annual rate equal to the highest base salary and incentive bonus compensation earned by him in any one fiscal year during the three year period prior to the commencement of the consultancy. Mr. Vallee has the right to terminate his full-time employment if a majority of the Board of Directors of Avnet shall be elected by any single person or entity which owns or controls voting rights to a majority of Avnet's then outstanding stock. Additionally, if Avnet notifies Mr. Vallee that it does not intend to renew Mr. Vallee's Employment Agreement, and if Avnet fails to engage Mr. Vallee for at least twelve months as a consultant, then Mr. Vallee may elect to be engaged as a consultant for such twelve month period at the rate of compensation described above.

     In May 1998, Keith Williams and Avnet EMG Ltd. ("EMG") entered into an amendment ("Amendment") to his employment agreement. The employment agreement provided that either Mr. Williams or EMG could terminate the employment relationship on three years notice. Pursuant to the Amendment, Mr. Williams and Avnet agreed to commence the three years notice of termination of the employment agreement as of June 1, 1998. Effective June 1, 1998, Mr. Williams has been on a paid personal leave of absence. The Amendment provides that upon conclusion of Mr. Williams' personal leave of absence, if EMG does not offer Mr. Williams his current position or EMG and Mr. Williams do not agree upon other suitable employment duties, he will be entitled to receive a lump sum payment equivalent to the balance of three years remuneration remaining upon his return from his leave of absence. Mr. Williams' current target compensation is L320,000 per annum.

     Steven C. Church, Senior Vice President of Avnet and Co-President of Avnet's Electronics Marketing Group, and Avnet entered into an employment agreement effective June 28, 1997. The employment agreement is terminable by either party upon one year's prior written notice to the other. The amount of compensation to be paid to Mr. Church is not fixed and is to be agreed upon by Mr. Church and Avnet from time to time. In the event Mr. Church's employment is terminated with one year's notice and Mr. Church and Avnet shall have failed to agree upon the compensation to be paid during all or any portion of the one year notice period prior to termination, Mr. Church's compensation formula during the notice period will remain the same as was most recently agreed upon.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In accordance with the Company's By-Laws, the Executive Incentive and Compensation Committee of the Board of Directors (the "Committee") is responsible for reviewing and approving compensation of the Chief Executive Officer, the four other most highly paid executive officers and other executives whose total cash compensation (base salary and incentive compensation) is greater than $500,000 per year. In addition, the Committee also sets the policy for, administers and determines all allocations and awards under Avnet's long-term compensation plans. All eligible Company employees, including executive officers, may participate in Avnet's long-term compensation plans. All members of the Committee are non-employee directors unaffiliated with management.

     Executive compensation consists of three components -- base salary, annual incentive compensation (bonus) and long-term incentive compensation.

     The base salary of each of the Company's executive officers earning $500,000 or less per year is set annually by such officer's immediate supervisor with the approval of the Chief Executive Officer. The base salaries of the Chief Executive Officer, the four other most highly compensated executive officers and other executives earning greater than $500,000 are determined by the Committee. Base salaries are influenced by a variety of objective and subjective factors. Particular consideration is given to the range of compensation levels for officers of other companies in the electronic distribution industry including, but not limited to, the peer group used in the performance graph appearing on page 24, as well as officers of other companies of similar size to Avnet in a broader range of businesses. There is no precise formula used to set base salary levels, which may fall above or below average compensation levels of comparable companies depending upon the management and leadership abilities, level of responsibility, experience and performance of a particular executive.

     In addition to base salary, most executive officers receive annual incentive compensation. For most executive officers, other than Messrs. Machiz and Vallee (see pages 17 through 19 above), annual incentive compensation for fiscal 1998 was based on the annual net before tax income ("NBTI") objectives of the business units for which such executives are responsible. For each such executive, an annual target incentive compensation amount for fiscal 1998 was set in advance. A numerical factor ("multiplier") was determined by dividing the executive's annual incentive target by the target NBTI of the applicable business unit. The unit's actual NBTI was also then multiplied by the multiplier to yield the executive's incentive compensation. Some executives' incentive compensation was also based upon formulas which take into consideration factors similar to Avnet's return on capital. Some executives' annual target incentive compensation also includes, either as an additional component or as the sole component, a fixed sum payable upon his or her achievement of one or more goals stated as Management By Objectives, or MBOs, set annually for each such executive.

     Long-term incentive compensation awards are based on an executive's performance in a particular fiscal period. The Committee awards long-term incentive compensation pursuant to five shareholder-approved incentive compensation plans: the Avnet Incentive Stock Program, the 1990 Stock Option Plan and 1996 Incentive Stock Option Plan, which are both incentive stock option plans, and the 1995 and 1997 Stock Option Plans, which are both non-qualified stock option plans.

THE AVNET INCENTIVE STOCK PROGRAM

     The current version of the Avnet Incentive Stock Program (the "Program") was adopted in 1994. The Program provides for annual allocations of restricted shares of the Company's Common Stock to employees of the Company, including executive officers, selected by the Committee. The Committee makes allocations under the Program, usually in September of each year, in recognition of operating results achieved by the Company as a whole or by particular operating groups or subdivisions in the immediate past fiscal year.

Restricted shares allocated under the Program vest in four equal annual installments, contingent upon continued employment (except in the case of death or retirement of the employee) and subject to acceleration in certain instances in the discretion of the Committee. The Program sets no limits on the number of shares which may be allocated to any single employee, but it is the Committee's policy that allocations to officers of Avnet as a group will not exceed fifty (50%) percent of the total number of shares available for award under the Program (there has been an aggregate of 350,000 shares available for award during the term of the Program, which expires December 31, 1999). The Program also provides that executives to whose applicable remuneration section 162(m) of the Internal Revenue Code of 1986 as amended ("Section 162(m)") is likely to apply (i) must achieve performance goals fixed in advance by the Committee in order to qualify for an award under the Program and (ii) may not be awarded more than 10,000 shares with respect to any fiscal year.

STOCK OPTION PLANS

     The Committee periodically grants options under Avnet's stock option plans to officers and other employees in consideration of their contribution to the long-term success of the Company. Unlike the Incentive Stock Program, the Committee does not grant options on a regular schedule based on operating results of the Company, but makes awards from time to time in its discretion based on its evaluation of accomplishments achieved by an executive or other employee. The Committee may grant options under the Company's incentive stock option plans, which mandate that grants be made at or above the fair market value of the Company's stock at the date of grant, or under the Company's non-qualified stock option plans, which permit the Committee to grant options having exercise prices discounted by as much as 15% from the fair market value of the Company's Common Stock as of the grant dates. The number of shares subject to options held by an executive may be taken into account when the Committee makes an award to such executive. Except with respect to an executive officer hired during fiscal 1998, it was the Committee's policy in fiscal 1998 not to grant to executive officers options having exercise prices at less than fair market value of the Common Stock as of the date of grant.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     During fiscal 1998, Leon Machiz served as the Company's Chairman of the Board and Chief Executive Officer. Mr. Machiz retired as Chairman of the Board and Chief Executive

Officer effective as of the end of fiscal 1998. During fiscal 1998, the compensation paid to Mr. Machiz was determined by a Restated Employment Agreement dated June 29, 1996 (the "Agreement"). The terms of the Agreement are described in detail on pages 17 to 18. Under the terms of the Agreement, Mr. Machiz received in fiscal 1998 an annual base salary of $1,000,000 and incentive compensation of $1,060,000 based upon the Company's achievement of annual net earnings per share in excess of two dollars (as adjusted to exclude the effect on net earnings of the amount accrued in fiscal 1998 for Mr. Machiz's incentive compensation and before unusual and/or infrequent items). The terms for the award of this incentive compensation were approved by the shareholders at the 1995 Annual Meeting of Shareholders. During fiscal 1998, the Company and Mr. Machiz entered into an Amendment to the Restated Employment Agreement, which modified certain provisions relating to post-employment consulting services and is described in greater detail on page 18.

     Additionally, in fiscal 1998 Mr. Machiz was allocated 3,808 shares of restricted stock under the Program. In determining the number of shares of restricted stock to be awarded to Mr. Machiz, the Committee considered a variety of factors, including the continued growth and expansion of the Company's business on a world-wide basis and the successful divestiture of non-core businesses of the Company. As a result of Mr. Machiz's retirement and pursuant to the provisions of the Program, all previously allocated, but undelivered, restricted shares (including the 3,808 shares allocated to him in fiscal 1998) will be delivered to Mr. Machiz in January 1999. Mr. Machiz was granted no stock options in fiscal 1998 or subsequently.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     As a matter of policy, the Company has determined not to enter into any compensation arrangement with any of its executive officers which fails at such time to qualify for full deductibility under Section 162(m), and the compensation paid to its executive officers in fiscal 1998 which was subject to
Section 162(m) qualified for deductibility thereunder.

        Joseph F. Caligiuri, Chairman         Frederic Salerno
        Gerald Berkman                        Frederick Wood
        Salvatore J. Nuzzo

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

     The following graph compares the annual change in the cumulative total return on Avnet's Common Stock during its last five fiscal years with the annual change in the cumulative total return of the Standard & Poor's Composite-500 Stock Index and a group consisting of Avnet's peer companies in the electronic distribution industry. The companies comprising the peer group are Arrow Electronics, Inc., Bell Industries, Inc., and Marshall Electronics, Inc. Wyle Laboratories, formerly included in the peer group and which was acquired by Raab Karcher during Avnet's 1998 fiscal year, is no longer a publicly reporting company and therefore was eliminated from the peer group. The graph assumes $100 was invested on June 30, 1993 in Avnet, the S&P 500 and the peer group, and that all dividends were reinvested. The returns of each company in the peer group were weighted according to their respective stock market capitalization at the beginning of the period of each reported data point.
[AVNET COMPARISON CHART]

                              'Avnet, Inc.'      Peer Group       S & P 500
6/30/93                            100              100              100
7/01/94                             95              105              101
6/30/95                            146              146              128
6/28/96                            129              126              161
6/27/97                            186              156              217
6/26/98                            171              125              282

* $100 Invested on 6/30/93 in stock or index -- including reinvestment of dividends.

RELATED PARTY TRANSACTIONS

     The Dreyfus Trust Company acted as trustee of the Avnet 401(k) Plan (the "401(k) Plan"), during the period from January 1, 1994 through April 30, 1998. During such period of time, the 401(k) Plan's funds were invested in six Dreyfus mutual funds and an Avnet Company Stock Fund. Effective as of May 1, 1998, the trustee and investments under the 401(k) Plan were changed and now include only one Dreyfus mutual fund in which $480,575 was invested as of August 31, 1998. Ehud Houminer, a director of Avnet, is director of various Dreyfus mutual funds including the Dreyfus New Leaders Fund, Inc., which was one of the Dreyfus funds which was available to participants in the 401(k) Plan. The 401(k) Plan's investment in the Dreyfus funds was and is on terms and at a rate of return no less favorable than those made available to other participants in the funds and was not afforded preferential terms or rates on the investments managed by the Dreyfus Trust Company.

     The Nominating Committee retained the firm of Heidrick & Struggles during fiscal 1998 to assist with the search for potential candidates for nomination to Avnet's Board of Directors. The fee to be paid to Heidrick & Struggles, in addition to certain expenses, is $60,000 for each candidate it identifies to Avnet who is ultimately selected for Board membership. J. Veronica Biggins, a member of the Nominating Committee, is a partner in the firm of Heidrick & Struggles. Ms. Biggins abstained from the Nominating Committee's vote to retain Heidrick & Struggles.

                              * * * * * * * * * *

  PROPOSAL TO APPROVE AN INCREASE OF SHARES RESERVED FOR SALE UNDER THE AVNET
                          EMPLOYEE STOCK PURCHASE PLAN

     One of the purposes of the Annual Meeting is to consider and take action with respect to increasing the number of shares of Common Stock reserved for sale under the Avnet Employee Stock Purchase Plan (the "Stock Purchase Plan" or the "Plan") from 500,000 to 1,000,000. The Stock Purchase Plan became effective on October 1, 1995, subject to shareholder approval which was obtained on November 15, 1995. The Board of Directors is requesting shareholder approval for the share increase, as required by Section 423 of the Internal Revenue Code of 1986, as amended ("Section 423"). The Board of Directors believes that the Stock Purchase Plan has advanced, and will continue to advance, the interests of Avnet and its shareholders by providing employees of Avnet and its designated subsidiaries with an opportunity to acquire an ownership interest in Avnet through the purchase of shares of its Common Stock on favorable terms through payroll deductions, thereby assisting in attracting high caliber personnel to Avnet and in retaining and motivating its employees.

     Subject to the limitations imposed by Section 423, any employee of Avnet and certain of its subsidiaries, as designated by the Committee administering the Plan, who has attained the eligibility requirements of the Plan, is eligible to participate in the Plan after three months of continuous employment. It is estimated that there are currently about 8,400 employees who are or will be eligible to participate in the Stock Purchase Plan.

     The material features of the Stock Purchase Plan are as follows:

          1. A total of 500,000 shares of Common Stock were initially reserved for sale under the Plan, subject to adjustment as provided in the Plan. As of August 31, 1998 384,443 shares had been sold under the Plan. Approval of this proposal would increase the total number of Common Stock reserved for sale under the Plan to 1,000,000 shares. Shares sold under the Plan may be authorized but unissued shares of Common Stock, shares held in treasury, or shares of Common Stock purchased by Avnet.

          2. Options to purchase shares of Common Stock are offered to each eligible employee who elects to participate in the Stock Purchase Plan (a "Participant") in a continuous monthly series of offerings (each, an "Offering"), each beginning on the first business day of a month (the "Offering Date") and terminating on the last business day of that month (the "Termination Date"). On each Offering Date, each Participant is granted an option (an "Option") to purchase as many shares of Common Stock, including fractional shares (up to a maximum of 500 shares), as can be purchased with the payroll deductions credited to the Participant's account during the Offering.

          3. An eligible employee may become a Participant by completing a participation form authorizing payroll deductions and filing it with Avnet at least 15 days before the Offering Date of the first Offering in which such eligible employee wishes to participate. All payroll deductions authorized by a Participant are credited to a record keeping account established under the Plan for the Participant. Payroll deductions for a Participant will begin with the first pay date following the applicable Offering Date and will continue until the Plan is terminated or the Participant terminates participation as described below.

          4. No participant is permitted to purchase shares of Common Stock under the Stock Purchase Plan or any other Section 423 employee stock purchase plans which Avnet or any of its subsidiaries may adopt in the future, to the extent that such shares have an aggregate "Fair Market Value" (determined for each share on its Offering Date) in excess of $25,000 in any calendar year. The Fair Market Value of the Common Stock on any date is the closing price of Common Stock for New York Stock Exchange composite transactions on such date. Additionally, each Participant's payroll deduction may not exceed the lesser of a percentage of his or her annual compensation as set by the Committee from time to time (currently 15%) or $21,250 per calendar year.

          5. The purchase price of the shares under each Option is the lesser of (i) 85% of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) 85% of the Fair Market Value of a share of Common Stock on the Termination Date.

          6. A Participant may terminate participation in the Plan and withdraw all of the payroll deductions then credited to his or her account under the Plan at any time prior to the end of the Termination Date of any Offering. Upon termination or notice of termination of a Participant's employment for any reason, any payroll deductions authorized by the Participant will cease immediately and any payroll deductions that were previously accumulated in the Participant's account will be applied toward the exercise of the Option then outstanding unless the Participant terminates participation in the Plan as provided above.

          7. Neither payroll deductions credited to a Participant's account nor any rights in relation to the exercise of an Option or the receipt of shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of except that, in the event of the death of a Participant while cash or Common Stock is held for his or her account under the Plan, such shares of Common Stock and/or cash will be delivered to the Participant's executor or administrator, or if no such executor or administrator has been appointed, Avnet, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the

     Participant, or if no spouse, dependent or relative is known to Avnet, then to such other person as Avnet may designate.

          8. The Stock Purchase Plan is currently administered by the Employee Stock Purchase Plan Committee (the "Committee"). Members of the Committee are appointed from time to time by the Board of Directors, serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. The Committee has full power to administer the Plan, including the power to (i) adopt and apply such rules and regulations as the Committee deems necessary or proper for the administration of the Plan,
     (ii) limit the amount of payroll deductions, and (iii) interpret the Plan and decide all questions concerning the Plan. The Committee may at any time amend the Plan to the extent it deems necessary or appropriate in light of, and consistent with, Section 423; provided that any amendment that either changes the composition, function or duties of the Committee or modifies the terms and conditions pursuant to which Options are granted under the Stock Purchase Plan must be approved by the Board.

          9. The Board of Directors may amend any and all provisions of the Stock Purchase Plan except that no amendment adopted by either the Committee or the Board shall be effective, without approval of the shareholders of the Company, if such approval is then required by Rule 16b-3 under the Securities Exchange Act of 1934 or by Section 423. The Board may terminate the Plan or the granting of Options under the Plan at any time except that the Board cannot modify, cancel or amend any outstanding Option granted before such termination unless the affected Participant consents in writing.

FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK PURCHASE PLAN

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423. If the Plan so qualifies, the amount withheld from a Participant's compensation under the Plan will constitute ordinary income for federal income tax purposes in the year in which such amounts would otherwise have been paid to the Participant. However, a Participant will generally not recognize any income for federal income tax purposes either on the grant of an Option or upon the issuance of any shares of Common Stock under the Stock Purchase Plan.

     The federal income tax consequences of a disposition of shares of Common Stock acquired under the Plan depend upon how long a Participant holds the shares. If a Participant disposes of shares acquired under the Stock Purchase Plan (other than a transfer by reason of death) within a period of two years from the Offering Date of the Offering in which the shares were acquired, an amount (not less than zero) equal to the fair market value of each share on the Termination Date minus the Option Price will be treated as ordinary income for federal income tax purposes in the taxable year in which the disposition takes place. The amount realized upon such disposition of a share minus the Option Price (adjusted to reflect any ordinary income incurred as described in the preceding sentence) will constitute long-term capital gain or loss if the disposition occurs more than one year after the Termination Date and short-term capital gain or loss if the disposition occurs one year or less after the Termination Date.

     If a Participant disposes of any shares acquired under the Stock Purchase Plan more than two years after the Offering Date of the Offering in which such shares were acquired (or if no disposition has occurred by the time of the Participant's death), an amount (not less than zero) equal to the lesser of (a) the fair market value of the shares at the time of disposition (or death) minus the Option Price, or (b) the fair market value of the shares on the Offering Date of the Offering in which the shares were acquired minus the Option Price will be recognized as ordinary income. The amount realized upon such disposition of a share minus the Option Price (adjusted to reflect any ordinary income incurred as described in the preceding sentence) will constitute long-term capital gain or loss. With respect to a transfer of such shares upon death, any remaining gain or loss will not be recognized. However, a subsequent sale or exchange of such shares by a Participant's estate or the person receiving such shares by reason of the Participant's death may result in capital gain or loss.

     No income tax deduction ordinarily is allowed to Avnet with respect to the grant of any Option, the issuance of any shares of Common Stock under the Stock Purchase Plan or the disposition of any shares acquired under the Stock Purchase Plan and held for two years. However, if a Participant disposes of shares purchased under the Stock Purchase Plan within two years after the Offering Date of the Offering in which the shares were acquired, Avnet may receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the Participant.

VOTE REQUIRED FOR APPROVAL

     Under the New York Business Corporation Law (the "BCL"), the affirmative vote of a majority of the votes duly cast at the Annual Meeting on this proposal is required for the adoption of the proposed amendment to the Stock Purchase Plan. In addition, under the rules of the New York Stock Exchange (the "NYSE"), the total vote cast on this proposal must represent over 50% in interest of all shares entitled to vote. Thus, a shareholder who does not vote will not affect the outcome of the vote so long as at least 50% of the outstanding shares of Common Stock are voted on this proposal. An abstention will not constitute a "vote cast" for purposes of the BCL majority vote requirement but will count as a negative "vote cast" for purposes of the NYSE 50% vote requirement. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this proxy statement is transmitted to the beneficial owners at least 15 days before the Annual Meeting.

                              * * * * * * * * * *

     Copies of the Stock Purchase Plan, as amended, are not being submitted with this Proxy Statement but will be furnished to any shareholder upon written request made to the Corporate Secretary of Avnet at the address shown on the first page of this Proxy Statement, or by telephoning the Corporate Secretary at
(602) 643-2000.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AVNET EMPLOYEE STOCK PURCHASE PLAN.

INFORMATION AS TO ACCOUNTING AND AUDITING

     One of the purposes of the Annual Meeting is to consider and take action with respect to ratification of the appointment by Avnet's Board of Directors of Arthur Andersen LLP as independent public accountants to audit the books of Avnet for the fiscal year ending July 2, 1999. Arthur Andersen LLP has been regularly employed by Avnet since January 2, 1991 to examine its books and accounts and for other purposes. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock is required to ratify the appointment of Arthur Andersen LLP as Avnet's independent public accountants.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from shareholders.

                                    GENERAL

     Avnet's Annual Report to its Shareholders for the fiscal year ended June 26, 1998, including financial statements, was mailed commencing on September 30, 1998 to shareholders of record on September 18, 1998 and subsequently to persons who became shareholders of record up to and including the October 5, 1998 record date for the Annual Meeting.

     As of the date of this proxy statement, the Board of Directors does not know of any matter which will come before the Annual Meeting other than those described herein. In the event that any other matter properly comes before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote all proxies in accordance with their judgment on such matters.

     All shares represented by a valid proxy received by Avnet prior to the Annual Meeting will be voted in accordance with the directions of the shareholder marked thereon. If no directions are marked on a validly signed and returned proxy, such proxy will be voted for the election as directors of the nine persons named above, in favor of ratification of the appointment of Arthur Andersen LLP as independent public accountants of Avnet for the current fiscal year, and in favor of the amendment to Avnet's Employee Stock Purchase Plan increasing the number of shares of Common Stock reserved for sale under the Plan to 1,000,000 shares.

     The cost of soliciting proxies relating to the Annual Meeting will be borne by Avnet. Directors, officers and regular employees of Avnet may solicit proxies by telephone or personal interview without being specially compensated therefor. Georgeson & Company, Inc. has been engaged by Avnet to solicit proxies relating to the Annual Meeting, by telephone and mail, from holders of shares of Avnet's Common Stock and to perform certain other procedures relating to the solicitation of proxies. The cost of the services to be performed by Georgeson & Company, Inc. is approximately $7,500 plus out-of-pocket expenses estimated at approximately $5,000. In addition, Avnet will, upon request, reimburse brokers, dealers, banks and other nominee shareholders for their reasonable expenses for mailing copies of this proxy statement, the form of proxy and the Notice of the Annual Meeting, to the beneficial owners of such shares.

                              1999 ANNUAL MEETING

     Each year, Avnet's Board of Directors confirms the date, in November or December, selected for the next Annual Meeting of Shareholders pursuant to
Section 4 of Avnet's By-Laws. While it is too early to have selected the date for the 1999 Annual Meeting, any shareholder who decides to present a proposal for action at the 1999 Annual Meeting should take note that his or her proposal must be received by Avnet on or before 5:00 PM on June 11, 1999, in order to be considered for inclusion in Avnet's Proxy Statement and form of Proxy relating to the 1999 Annual Meeting. In addition, if at the 1999 Annual Meeting, a shareholder makes a proposal which is not included in the Company's proxy statement, the form of proxy issued with the Company's proxy statement may confer discretionary authority to vote for or against such shareholder proposal, unless the shareholder proponent shall have given the Secretary of the Company notice of such proposal prior to August 25, 1999, and certain other conditions provided for in the rules of the Securities and Exchange Commission are satisfied.

    AVNET WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 26, 1998, TO EACH SHAREHOLDER WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) UPON WRITTEN REQUEST TO: AVNET, INC., 2211 SOUTH 47TH STREET, PHOENIX, ARIZONA 85034 ATTENTION: RAYMOND SADOWSKI, CHIEF FINANCIAL OFFICER.

                                                 AVNET, INC.

                                                 DAVID R. BIRK
                                                 Secretary

Dated: October 9, 1998

                   PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW.

                  AVNET, INC. -- PROXY FOR 1998 ANNUAL MEETING
                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder of AVNET, INC. (the "Company") hereby constitutes and appoints Roy Vallee and Raymond Sadowski, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company at the Annual Meeting of Shareholders to be held at The Omni Berkshire Place, 21 East 52nd Street, New York, NY, on November 23, 1998, at 9:30 A.M., E.S.T. or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

     The undersigned hereby instructs the said proxies (i) to vote in accordance with the instructions indicated on the reverse side with respect to the election of directors, a proposed amendment to the Avnet Employee Stock Purchase Plan, and ratification of the appointment of independent public accountants, BUT, IF NO INSTRUCTION IS GIVEN ON THE REVERSE SIDE, TO VOTE FOR THE ELECTION OF NINE DIRECTORS, FOR THE AMENDMENT OF THE AVNET EMPLOYEE STOCK PURCHASE PLAN, AND FOR RATIFICATION OF SUCH APPOINTMENT, and (ii) to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated October 9, 1998 relating to the Annual Meeting of Shareholders to be held November 23, 1998.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

     / /
(a)ELECTION of 9 DIRECTORS to serve for the ensuing year: E. Baum, J.V. Biggins, J.F. Caligiuri, L.W. Clarkson, E. Houminer, S.J. Nuzzo, F. Salerno, R. Vallee and F.S. Wood

          FOR ALL NOMINEES         WITHHOLD AUTHORITY
              LISTED ABOVE                TO VOTE FOR
          (EXCEPT AS NOTED               ALL NOMINEES
          TO THE CONTRARY) /X/           LISTED ABOVE /X/

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

__________________________________________________________________________

(b) AUTHORIZATION OF AN AMENDMENT TO THE AVNET EMPLOYEE STOCK PURCHASE PLAN.

          FOR /X/         AGAINST /X/         ABSTAIN /X/

(c) RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

          FOR /X/         AGAINST /X/         ABSTAIN /X/

(d) Transactions of such other business as may properly come before the Meeting or any adjournment(s) thereof.



     SIGNATURE SHOULD CORRESPOND WITH THE STENCILED NAME APPEARING
     HEREON. WHEN SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, GIVE FULL TITLE AS SUCH. WHEN MORE THAN ONE OWNER, EACH SHOULD SIGN.

     Dated:____________________________________________________, 1998

     __________________________________________________________(L.S.)

     __________________________________________________________(L.S.)

     VOTES MUST BE INDICATED BY
     (X) IN BLACK OR BLUE INK.  /X/






PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                       AVNET EMPLOYEE STOCK PURCHASE PLAN

                       AVNET EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

SECTION                                                                 PAGE
-------                                                                 ----
   1.     Purpose.....................................................    1
   2.     Definitions.................................................    1
   3.     Plan Administration.........................................    2
          (a) Committee Members.......................................    2
          (b) Powers and Duties of the Committee......................    2
          (c) Committee Action........................................    2
          (d) Exoneration of Committee Members........................    3
   4.     Eligibility to Participate in Offerings.....................    3
   5.     Offerings...................................................    3
   6.     Participation in Offerings..................................    3
   7.     Payroll Deductions..........................................    4
   8.     Grant of Option.............................................    4
   9.     Exercise of Option..........................................    4
  10.     Delivery....................................................    5
  11.     Withdrawal; Termination of Employment.......................    5
  12.     Interest....................................................    5
  13.     Stock Subject to the Plan...................................    5
  14.     Disposition Upon Death......................................    6
  15.     Transferability.............................................    6
  16.     Share Transfer Restrictions.................................    6
  17.     Amendment or Termination....................................    6
  18.     Notices.....................................................    7
  19.     Effective Date of Plan......................................    7
  20.     Miscellaneous...............................................    7
          (a) Headings and Gender.....................................    7
          (b) Governing Law...........................................    7
          (c) Plan Not A Contract of Employment.......................    7

                       AVNET EMPLOYEE STOCK PURCHASE PLAN
1. Purpose. The purpose of this Avnet Employee Stock Purchase Plan (the "Plan") is to advance the interests of Avnet, Inc, a New York corporation ("the Company"), and its shareholders by providing Eligible Employees (as defined in section 2(g) below) of the Company and its Designated Subsidiaries (as defined in section 2(f) below) with an opportunity to acquire an ownership interest in the Company by purchasing Common Stock of the Company on favorable terms through payroll deductions. It is the intention of the Company that the Plan, as applied to Employees resident in the United States of America, qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of section 423 of the Code. As applied to an Employee resident in a country other than the United States of America, the Plan shall not be subject to section 423 of the Code and the terms of the Plan may be subject to an appendix to the Plan corresponding to the Employee's resident country.

2. Definitions.

     (a)   "Board" means the Board of Directors of the Company.

     (b)   "Business Day" means a day when the New York Stock Exchange is open.

     (c) "Common Stock" means the common stock, par value $1.00 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with section 13 of the Plan.

     (d)   "Committee" means the entity administering the Plan, as provided in section 3 below.

     (e) "Compensation" means the total cash compensation, including salary, wages, overtime pay, and bonuses, paid to an Eligible Employee by reason of his employment with the Employer (determined prior to any reduction thereof by operation of a salary reduction election under a plan described in section 401(k) of the Code or section 125 of the
           Code), as reported on IRS Form W-2, but excluding any amounts not paid in cash which are required to be accounted for as imputed income on IRS Form W-2, any reimbursements of expenses and amounts under stock incentives or stock options.

     (f) "Designated Subsidiary" means a Subsidiary that has been designated by the Committee from time to time, in its sole discretion, as eligible to participate in the Plan.

     (g) "Eligible Employee" means, with respect to any Offering, an individual who is an Employee at all times during the period beginning three (3) months before the Offering Date and ending on the Offering Date.

     (h) "Employee" means any person, including an Insider, who has attained age 18 and is employed by the Company or one of its Designated Subsidiaries, exclusive of any such person whose customary employment with the Company or a Designated Subsidiary is for less than 20 hours per week.

     (i)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (j) "Fair Market Value" generally means, with respect to any share of Common Stock, as of any date under the Plan, the closing price of the Common Stock on the New York Stock Exchange on a particular date.

     (k) "Insider" means any Participant who is subject to section 16 of the Exchange Act.

     (l) "Offering" means any of the offerings to Participants of options to purchase Common Stock under the Plan, each continuing for one month, as described in section 5 below.

     (m) "Offering Date" means the first day of the period of an Offering under the Plan, as described in section 5 below.

     (n) "Option Price" means the lesser of: (i) 85% of the Fair Market Value of one share of Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of one share of Common Stock on the Termination Date the definition of which, for purposes of this subsection 2(n) only, shall be subject to Treas. Reg. sec.1.421-7(f).

     (o) "Participant" means an Eligible Employee who elects to participate in Offerings under the Plan pursuant to section 6 below.

     (p)   "Securities Act" means the Securities Act of 1933, as amended.

     (q) "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations, beginning with the Company, if, at the time an option is granted under the Plan, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (r) "Termination Date" means the last day of the period of an Offering under the Plan, as described in section 5 below.

3. Plan Administration.

     (a) Committee Members. The administration of the Plan shall be under the supervision of the committee for the Plan (the "Committee") appointed by the Board from time to time. Members of the Committee shall serve at the pleasure of the Board and may be removed by the Board at any time without prior written notice. A Committee member may resign by giving written notice to the Board.

     (b) Powers and Duties of the Committee. The Committee will have full power to administer the Plan in all of its details, subject to the requirements of applicable law. For this purpose, the Committee's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Plan:

        (i) To adopt and apply, in a uniform and nondiscriminatory manner to all persons similarly situated, such rules and regulations as it deems necessary or proper for the efficient and proper administration of the Plan, including the establishment of any claims procedures that may include a requirement that all disputes that cannot be resolved between a Participant and the Committee will be subject to binding arbitration;

        (ii) To interpret the Plan and decide all questions concerning the Plan, such as the eligibility of any person to participate in the Plan, and the respective benefits and rights of Participants and others entitled thereto and the exclusive power to remedy ambiguities, inconsistencies or omissions in the terms of the Plan;

        (iii) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan;

        (iv) To allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan;

        (v) To prescribe such forms as may be necessary or appropriate for Employees to make elections under the Plan or to otherwise administer the Plan; and

        (vi) To do such other acts as it deems necessary or appropriate to administer the Plan in accordance with its terms, or as may be provided for or required by law.

     (c) Committee Action. The certificate of a Committee member designated by the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on, or subject to, the certificate. Any interpretation of the Plan, and any decision on any matter within the discretion of the Committee, made by the Committee in good faith shall be final and binding on all persons. A majority of the members of the Committee shall constitute a quorum. The

           Committee shall act by majority approval of the members and shall keep minutes of its meetings. Action of the Committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of the Committee's meetings and of its actions by written consent shall be kept with the corporate records of the Company.

     (d) Exoneration of Committee Members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company hereby agrees to indemnify, defend and hold harmless, to the fullest extent permitted by law, any Committee member against any and all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission was not due to the gross negligence or willful misconduct of the Committee member.

4. Eligibility to Participate in Offerings.

     (a) An Eligible Employee is entitled to participate in Offerings in accordance with sections 5 and 6, beginning with the Offering Date after an Employee first becomes an Eligible Employee, subject to the limitations imposed by section 423 of the Code.

     (b) Notwithstanding any provisions of the Plan to the contrary: (i) no Employee shall be granted an option under the Plan if immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to section 424(d) of the Code) would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; and (ii) an Eligible Employee who is an Insider may not participate in Offerings under the Plan until the Plan has been approved by the Company's Shareholders in accordance with Rule 16b-3 of the Exchange Act.

5. Offerings. Options to purchase shares of Common Stock shall be offered to Participants under the Plan through a continuous series of Offerings, each beginning on the first Business Day of the month (the "Offering Date"), and each Offering shall terminate on the last Business Day of the month corresponding to the Offering Date (the "Termination Date") . The first Offering under the Plan, however, shall have an Offering Date of October 2, 1995 and a Termination Date of October 31, 1995. Offerings under the Plan shall continue until either (a) the Committee decides, in its sole discretion, that no further Offerings shall be made because the Common Stock remaining available under the Plan is insufficient to make an Offering to all Eligible Employees, or (b) the Plan is terminated in accordance with section 17 below. Notwithstanding the foregoing, Offerings will be limited under the Plan so that no Eligible Employee will be permitted to purchase shares of Common Stock under all "employee stock purchase plans" (within the meaning of section 423 of the Code) of the Company and its Subsidiaries in excess of $25,000 of the Fair Market Value of such shares of Common Stock (determined at the time of an Offering Date) for each calendar year in which an Offering is outstanding at any time.

6. Participation in Offerings.

     (a) An Eligible Employee may participate in Offerings under the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company (the "Participation Form") and filing the Participation Form with the Company (pursuant to such standards or procedures as are established by the Committee) at least 15 days before the Offering Date of the first Offering in which such Employee wishes to participate.

     (b) Except as provided in section 7(a) below, payroll deductions for a Participant shall begin with the first payroll following the applicable Offering Date, and shall continue until the Plan is terminated, subject to earlier termination by the Participant as provided in section 11 below or increases or decreases by the Participant in the amount of payroll deductions as provided in section 7(c) below.

7. Payroll Deductions.

     (a) By completing and filing a Participation Form, an Eligible Employee shall elect to have payroll deductions withheld from his total Compensation on each paydate (including paydates covering regular payroll, commissions and bonuses) during the time he is a Participant in the Plan in such amount as he shall designate on the Participation Form; provided, however, that: (i) payroll deductions must be in such percentages or whole dollar amounts, as determined by rules established by the Committee which may change from time to time to provide for the efficient administration of the Plan; (ii) the Committee may establish rules limiting the amount of an Eligible Employee's Payroll Deductions, except that any percentage or dollar limitation must apply uniformly to all Eligible Employees; (iii) and each Participant's payroll deductions must be equal to at least the minimum percentage or dollar amount established by the Committee from time to time, but no more than $21,250 (U.S.) per calendar year.

     (b) All payroll deductions authorized by a Participant shall be credited to an account established under the Plan for the Participant. The funds represented by such account shall be held as part of the Company's general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such funds. A Participant may not make any separate cash payment or contribution to such account.

     (c) No increases or decreases of the amount of payroll deductions for a Participant may be made during an Offering. A Participant may increase or decrease the amount of his payroll deductions under the Plan for subsequent Offerings by completing an amended Participation Form and filing it with the Company (pursuant to such standards and procedures established by the Committee) not less than 15 days prior to the Offering Date as of which such increase or decrease is to be effective.

     (d) A Participant may discontinue his participation in the Plan at any time as provided in section 11 below.

8. Grant of Option. On each Offering Date, each Participant shall be granted (by operation of the Plan) an option to purchase (at the Option Price) as many shares of Common Stock as he will be able to purchase with the payroll deductions credited to his account during his participation in the Offering beginning on such Offering Date. Notwithstanding the foregoing, the maximum number of shares of Common Stock that an Employee may purchase under an Offering may not exceed 500 (as may be adjusted from time to time under section 13(b)).

9. Exercise of Option.

     (a) Unless a Participant gives written notice to the Company as provided in subsection 9(c) below or withdraws from the Plan pursuant to section 11 below, his option for the purchase of shares of Common Stock granted under an Offering will be exercised automatically at the Termination Date of such Offering for the purchase of the number of shares of Common Stock that the accumulated payroll deductions in his account on such Termination Date will purchase at the applicable Option Price.

     (b) No Participant (or any person claiming through such Participant) shall have any interest in any Common Stock subject to an option under the Plan until such option has been exercised, at which point such interest shall be limited to the interest of a purchaser of the Common Stock purchased upon such exercise pending the delivery of such Common Stock in accordance with section 10 below. During his lifetime, a Participant's option to purchase shares of Common Stock under the Plan is exercisable only by him.

     (c) By written notice to the Company prior to the end of the Business Day on a Termination Date corresponding to an Offering, a Participant may elect, effective on such Termination Date, to withdraw all of the accumulated payroll deductions in his account as of the Termination Date (which will also constitute a notice of termination and withdrawal pursuant to section 11(a)).

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
           However, the preceding sentence shall not apply to an Insider who has made, with the prior written consent of the Committee, an irrevocable election at least six (6) months prior to a Termination Date until such six (6) month period has expired, in accordance with 17 CFR sec.240.16b-3(d)(1).

10. Delivery. As promptly as practicable after the Termination Date of each Offering, the Company will deliver, or cause to be delivered, on behalf of each Participant, a certificate representing the shares of Common Stock purchased upon exercise of his option granted for such offering, to a brokerage firm (designated by the Company) that has rights to execute trades on the New York Stock Exchange. Such shares will be deposited in an account established for the Participant at the brokerage firm.

11. Withdrawal; Termination of Employment.

     (a) A Participant may terminate his participation in the Plan and withdraw all, but not less than all, the payroll deductions credited to his account under the Plan at any time prior to the end of the Business Day on a Termination Date corresponding to an Offering, by giving written notice to the Company. Such notice shall state that the Participant wishes to terminate his involvement in the Plan, specify a Termination Date and request the withdrawal of all of the Participant's payroll deductions held under the Plan. All of the Participant's payroll deductions credited to his account will be paid to him as soon as practicable after the Termination Date specified in the notice of termination and withdrawal (or, if no such date is specified, as soon as practical after receipt of his notice of termination and withdrawal), and his option for such Offering will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering or for any subsequent offering, except in accordance with a new Participation Form filed pursuant to section 6 above.

     (b) Upon termination, or notice of termination, of a Participant's employment for any reason, including retirement or death, any payroll deductions authorized under section 7 shall be cancelled immediately. Thereafter, any payroll deductions that were previously accumulated in the Participant's account prior to his termination or notice of termination will be applied in accordance with the provisions of
           Section 9. However, if a termination of employment precludes an Employee from being classified as an Eligible Employee with respect to an Offering, then the payroll deductions accumulated in his account will be returned to him as soon as practicable after such termination or, in the case of his death, to the person or persons entitled thereto under section 14 below, and his option will be automatically canceled. For purposes of the Plan, the termination date of employment shall be the Participant's last date of actual employment and shall not include any period during which such Participant receives any severance payments. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or absence or leave approved by the Company, shall not be deemed a termination of employment under this subsection 11(b).

     (c) A Participant's termination and withdrawal pursuant to subsection 11(a) above will not have any effect upon his eligibility to participate in a subsequent Offering by completing and filing a new Participation Form pursuant to section 6 above or in any similar plan that may hereafter be adopted by the Company; provided, however, that, unless otherwise permitted by the Committee in its sole discretion, an Insider who has not made the six (6) month irrevocable election described in subsection 9(c), may not participate in the Plan for at least six months after the effective date of his termination and withdrawal in accordance with 17 CFR sec.240.16b-3(d)(2).

12. Interest. No interest shall accrue on a Participant' s payroll deductions under the Plan.

13. Stock Subject to the Plan.

     (a) The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in subsection (b) below. The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued and may be derived from shares of Common Stock purchased by the Company. If the total number of shares of
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

           Common Stock that would otherwise be subject to options granted pursuant to section 8 above on any Termination Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant's account as soon as practicable after the Termination Date of such Offering.

     (b) If any option under the Plan is exercised after any Common Stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Common Stock or the like, occurring after the shareholders of the Company approve the Plan, the number of shares of Common Stock to which such option shall be applicable and the Option Price for such Common Stock shall be appropriately adjusted by the Company.

14. Disposition Upon Death.

     (a) If a Participant dies, shares of Common Stock and/or cash, if any, attributable to the Participant's account under the Plan (when cash or shares of Common Stock are held for his account) shall be delivered to the executor or administrator of the estate of the Participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights relating to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in section 14 above) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with section 11(a) above.

16. Share Transfer Restrictions.

     (a) Shares of Common Stock shall not be issued under the Plan unless such issuance is either registered under the Securities Act and applicable state securities laws or is exempt from such registrations.

     (b) Shares of Common Stock issued under the Plan may not be sold, assigned, transferred, pledged encumbered, or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act and applicable state securities laws, or pursuant to exemptions from such registrations.

     (c) Notwithstanding any other provision of the Plan or any documents entered into pursuant to the Plan and except as permitted by the Committee in its sole discretion, any shares of Common Stock issued to a Participant who is an Insider may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of for a six-month period until after the Option Price is determined on or after the Termination Date corresponding to the Offering with respect to which they were issued.

17. Amendment or Termination. The Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate in light of, and consistent with, section 423 of the Code; provided, however, that any amendment that either changes the composition, function or duties of the Committee or modifies the terms and conditions pursuant to which options are granted hereunder must be approved by the Board. The Board also may terminate the Plan or the granting of options pursuant to the Plan at any time; provided, however, that the Board shall not have the right to modify, cancel, or amend any outstanding option granted pursuant to the Plan before such termination unless each Participant consents in

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

writing to such modification, amendment or cancellation. The Plan shall terminate automatically if it is not approved by the Shareholders of the Company, in accordance with Treas. Reg. sec.1.423-2(c), by September 30, 1996. Notwithstanding the foregoing, no amendment adopted by either the Committee or the Board shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule or section 423 of the Code.

18. Notices. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Company or by any other person designated by the Company for the receipt of such notices or other communications, in the form and at the location specified by the Company.

19. Effective Date of Plan. The Plan shall be effective as of October 1, 1995. The Plan has been adopted by the Board subject to shareholder approval, and prior to shareholder approval shares of Common Stock issued under the Plan are subject to such approval.

20. Miscellaneous.

     (a) Headings and Gender. The headings to sections in the Plan have been included for convenience of reference only. The masculine pronoun shall include the feminine and the singular the plural, whenever appropriate. Except as otherwise expressly indicated, all references to sections in the Plan shall be to sections of the Plan.

     (b) Governing Law. The Plan shall be interpreted and construed in accordance with the internal laws of the State of New York to the extent that such laws are not superseded by the laws of the United States of America.

     (c) Plan Not A Contract of Employment. The Plan does not constitute a contract of employment and participation in the Plan does not give any Employee or Participant the right to be retained in the employ of the Company or a Designated Subsidiary, nor give any person a right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

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